UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2014

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-34992 (Commission File Number)	20-2735523 (IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. (Address of principal executive offices)	350 (Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Following the announcement on December 5, 2014 regarding the acceptance of an offer, SemiLEDs Corporation (the “Company”) entered into a definitive common stock purchase agreement effective December 18, 2014 (the “Agreement”) with Mr. Xiaoqing Han, the Chairman and CEO of Beijing Xiaoqing Environmental Protection Group.  Pursuant to the terms of the Agreement, Mr. Han will purchase 5,016,087 shares of the Company’s common stock at $1.00 per share, representing approximately 15% of the Company’s outstanding shares before the purchase.  The Agreement provides that if the Company fails to sell the shares to Mr. Han then the Company is required to pay Mr. Han $3 million plus the legal fees incurred by him relating to the sale. Similarly, if Mr. Han does not purchase the shares before February 25, 2015, then he is required to pay the Company $3 million plus the legal fees incurred by the Company relating to the sale.

Item 8.01.             Other Events.

On December 23, 2014, SemiLEDs Corporation issued a press release announcing the entry into the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Common Stock Purchase Agreement, effective December 18, 2014, by and between SemiLEDs Corporation, a Delaware corporation, and Xiaoqing Han, an individual.
99.1	Press Release dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2014

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Interim Chief Financial Officer